       As filed with the Securities and Exchange Commission on ___________, 2000

                                            Registration Statement No. 333-10063

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                               Amendment No. 1 to
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                     --------------------------------------

                             IROQUOIS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   16-1351101
                        (IRS Employer Identification No.)

                               115 Genesee Street
                             Auburn, New York 13021
          (Address, including zip code, of principal executive offices)

                             1996 Stock Option Plan
                            (Full title of the plan)

                     --------------------------------------

                          Kathleen A. Manley, Secretary
                             Iroquois Bancorp, Inc.
                               115 Genesee Street
                             Auburn, New York 13021
                                 (315) 252-9521
(Name, address, and telephone number, including area code, of agent for service)

                     --------------------------------------

                                 with a copy to:
                              Linda Oldfield, Esq.
                           Harris Beach & Wilcox, LLP
                              130 East Main Street
                            Rochester, New York 14604
                                 (716) 232-4440

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

         By way of this Amendment No. 1 to the Registration Statement, the Registrant is post-effectively amending Form S-8 filed August 13, 1996, Registration Statement No. 333-10063, which is incorporated herein by reference, to provide that the exercise price of Incentive Stock Options to be issued under the Plan may be paid by transfer to the Registrant of shares of common stock of the Registrant.

         This Amendment No. 1 to the Registration Statement will automatically become effective upon filing with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.


         The following documents are incorporated by reference in this Registration Statement:

         1. The Registrant's latest annual report filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 that contains audited financial statements for the Registrant's fiscal year ended December 31, 1998.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

            The description of the Registrant's common stock contained in its registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, including any amendment or any report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered pursuant to this Registration Statement have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     Under the New York Business Corporation Law, Iroquois may extend indemnification to directors and officers beyond that provided by law to include any indemnification pursuant to agreements, resolutions of the board of directors, resolutions of the shareholders, bylaws, or provisions of the Certificate of Incorporation provided the Bylaws or Certificate of Incorporation of Iroquois expressly permits such broad indemnification. The Bylaws of Iroquois do contain appropriate provisions to enable Iroquois to indemnify its directors and officers to the broadest extent possible. The Bylaws of Iroquois require the Corporation to indemnify its directors and officers to the fullest extent authorized by law and further to the extent permitted by applicable law, pursuant to a resolution of the shareholders or directors, an agreement for indemnification, any bylaw, any other law or otherwise. In addition to indemnification, any such indemnified person shall be entitled to the payment for expenses incurred in defending any legal action or proceeding in advance of a final decision on the merits. The statutory provisions applicable to indemnification, however, prohibit any such indemnification, by law or otherwise, to a director or officer if a final adjudication establishes that the acts of the director or officer were committed in bad faith, were a result of active and deliberate dishonesty and were material, or that the director or officer derived a personal gain to which the person was not entitled.

     The statutory authority regarding indemnification applicable to directors and officers contains no reference to indemnification of employees, which is left to the discretion of the corporation, and the Bylaws of Iroquois authorize indemnification of employees and other personnel to the fullest extent permitted by law. The Bylaws do not, however, require such indemnification.

     The Bylaws of Iroquois further authorize the directors to purchase, in the board's discretion, liability insurance for the indemnification of directors, officers or employees. Accordingly, as authorized by the New York State Business Corporation Law and the Bylaws, Iroquois has obtained insurance from Executive Risk Indemnity, Inc.of Simsbury, Connecticut, insuring Iroquois and its subsidiaries against any obligation that occurs as a result of its indemnification of directors, officers, or other employees, and insuring such persons for liabilities for which they may not be indemnified by Iroquois.

     Insofar as indemnification of or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Iroquois, Iroquois has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 8.  EXHIBITS

         The following exhibits are filed with this Registration Statement:

         *5.      Opinion and consent of Harris Beach & Wilcox, LLP.

         *23.1    Consent of KPMG Peat Marwick LLP, independent accountants.

         *23.3 Consent of Harris Beach & Wilcox, LLP, included in their opinion filed as Exhibit 5.

         24       Power of Attorney, included at pages II-4 and II-5.

         99       Iroquois Bancorp, Inc. Amended and Restated 1996 Stock Option
                  Plan.

-------------------

         * Previously filed as an Exhibit to this Registration Statement on August 13, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of New York, on this 3rd
                                                                             ---
day of February, 2000.
       --------------

                                IROQUOIS BANCORP, INC.


                                By:           /s/Richard D. Callahan
                                   --------------------------------------------
                                         Richard D. Callahan
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Marianne R. O'Connor his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                            TITLE                              DATE
                                                     -----                              ----
          /s/Joseph P. Ganey                Chairman of the Board                       February 3, 2000
-----------------------------------------
Joseph P. Ganey


         /s/Richard D. Callahan             President, Chief Executive                  February 3, 2000
-----------------------------------------   Officer and Director
Richard D. Callahan


         /s/Marianne R. O'Connor            Treasurer and                               February 3, 2000
-----------------------------------------   Chief Financial Officer
Marianne R. O'Connor

       /s/Brian D. Baird                    Director                                    February 3, 2000
---------------------------------------
Brian D. Baird


       /s/John Bisgrove, Jr.                Director                                    February 3, 2000
---------------------------------------
John Bisgrove, Jr.


       /s/Peter J. Emerson                  Director                                    February 3, 2000
---------------------------------------
Peter J. Emerson


                                            Director                                    February   , 2000
---------------------------------------
Arthur A. Karpinski


       /s/Henry D. Morehouse                Director                                    February 3, 2000
---------------------------------------
Henry D. Morehouse


       /s/Edward D. Peterson                Director                                    February 3, 2000
---------------------------------------
Edward D. Peterson


       /s/Lewis E. Springer, II             Director                                    February 3, 2000
---------------------------------------
Lewis E. Springer, II

                                  EXHIBIT INDEX

         *5       Opinion and consent of Harris Beach & Wilcox, LLP.

         *23.1    Consent of KPMG Peat Marwick LLP, independent accountants.

         *23.2 Consent of Harris Beach & Wilcox, LLP, included in their opinion filed as Exhibit 5.

          24      Power of Attorney, included at pages II-4 and II-5.

          99      Iroquois Bancorp, Inc. Amended and Restated 1996 Stock Option
                  Plan.


-------------------------------

         * Previously filed as an Exhibit to this Registration Statement on August 13, 1996.